UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2020

SUPERIOR ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34037	75-2379388
(State or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

1001 Louisiana Street, Suite 2900 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 654-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	SPN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Supplemental Indenture

As previously disclosed, SESI, L.L.C. (“SESI”), a wholly owned subsidiary of Superior Energy Services, Inc. (the “Company”), conducted an offer to exchange (the “Exchange Offer”) up to $635 million aggregate principal amount of SESI’s outstanding 7.125% Senior Notes due 2021 (the “Original Notes”) for up to $635 million of newly issued 7.125% Senior Notes due 2021 (the “New Notes”) and concurrent solicitation of consents to amend the liens covenant in the indenture dated as of December 6, 2011, by and among SESI, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Original Notes Indenture”) governing the Original Notes. As part of the Exchange Offer, on February 24, 2020, SESI issued $617,940,000 in aggregate principal amount of New Notes under an indenture, dated February 24, 2020, by and among SESI, the guarantors named therein and UMB Bank, N.A., as trustee.

Due to previously disclosed termination of the Agreement and Plan of Merger, dated December 18, 2019 (as amended, the “Merger Agreement”), by and among the Company, one of the Company’s subsidiaries, Forbes Energy Services Ltd. (“Forbes”), and certain of Forbes’ subsidiaries, on June 3, 2020 (the “Termination Exchange Date”), the New Notes were automatically exchanged for an equal aggregate principal amount of Original Notes issued as “Additional Notes” (the “Additional Notes”) under a supplemental indenture (the “Supplemental Indenture”) to the Original Notes Indenture (as supplemented to date, the “Indenture”). The Additional Notes were issued to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States in compliance with Regulation S under the Securities Act. The Additional Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

The Additional Notes and the Original Notes have different CUSIP numbers, but constitute a single class of securities for all purposes under the Indenture. Pursuant to the Indenture, interest on the Additional Notes will accrue at a rate of 7.125% per annum on the principal amount, payable semi-annually in arrears on June 15 and December 15 of each year, beginning June 15, 2020.

The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1	Supplemental Indenture, dated June 3, 2020, among SESI, L.L.C., the guarantors named therein and The Bank of New York Mellon Company, N.A., as trustee

4.2	Form of Senior Note due 2021 (included as Exhibit A to Exhibit 4.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.

By:	/s/William B. Masters
William B. Masters
Executive Vice President, General Counsel and Secretary

Dated: June 4, 2020